                                                                    Exhibit 10.2


                           AMERICASDOCTOR.COM, INC.

                              OPTION CERTIFICATE
                           (Incentive Stock Option)

         THIS IS TO CERTIFY that AmericasDoctor.com, Inc., a Delaware corporation (the "Company"), has granted to the employee named below an incentive stock option (the "Option") to purchase shares of the Company's Class A Common Stock, $.001 par value per share (the "Shares"), under its Amended and Restated 1996 Employee Stock Option Plan, as follows:

Name of Optionee:

Address of Optionee:

Number of Shares:

Option Exercise Price:

Vesting Commencement Date:

Date of Grant:

Option Expiration Date:

         Exercise Schedule: The Option shall become exercisable in four annual installments commencing on the first anniversary of the Vesting Commencement Date (each annual installment, a "Vesting Date").

         Summary of Other Terms: This Option is defined in the Stock Option Agreement (Incentive Stock Option)(the "Option Agreement") which is attached to this Option Certificate (the "Certificate") as Annex I. This Certificate summarizes certain of the provisions of the Option Agreement for your information, but is not complete. Your rights are governed by the Option Agreement, not by this Summary. The Company strongly suggests that you carefully review the full Option Agreement prior to signing this Certificate or exercising the Option.

         Among the terms of the Option Agreement are the following:

         Termination of Employment: While the Option terminates on the Option Expiration Date, it will terminate earlier if you cease to be employed by the Company. If your employment ends "for Cause," the Option terminates on the date upon which your employment terminates. If your employment ends due to death or Disability, the Option terminates one year after the date of death or Disability, and is exercisable during such one year period as to the portion of the Option which had vested prior to the date of death or Disability. In all other cases, the Option terminates 90 days after the date of termination of employment, and is exercisable during such 90 day period as to the portion of the Option which had vested prior to the date of termination of employment. See Paragraph 6.

         Transfer: The Option is personal to you, and cannot be sold, transferred, assigned or otherwise disposed of to any other person, except on your death. See Paragraph 7.

         Exercise: You can exercise the Option (once it is exercisable), in whole or in part, by delivering to the Company a Notice of Exercise identical to Exhibit "A" attached to the Option Agreement, accompanied by payment of the Exercise Price for the Shares to be purchased. The Company will then issue a certificate to you for the Shares you have purchased. You are under no obligation to exercise the Option. See Paragraph 4.

         Anti-dilution Provisions: The Option contains provisions which adjust your Option to reflect stock splits, stock dividends, mergers and other major corporate reorganizations which would change the nature of the Shares underlying your Option. See Paragraph 9.

         Agreement: By signing this Certificate, you will be agreeing to all of the terms of the Option Agreement, including those not summarized in this Certificate.

         Withholding: The Company may require you to make any arrangements necessary to insure the proper withholding of any amount of tax, if any, required to be withheld by the Company as a result of the exercise of the Option. See Paragraph 5.

                                    AGREEMENT


         AmericasDoctor.com, Inc., a Delaware corporation (the "Company"), and the above-named person (the "Optionee") each hereby agrees to be bound by all of the terms and conditions of the Stock Option Agreement (Incentive Stock Option) which is attached hereto as Annex I and incorporated herein by this reference as if set forth in full in this document.

DATED:  ______________________

                                           AMERICASDOCTOR.COM, INC.


                                           By:
                                              ________________________________
                                                   Chief Financial Officer



                                           EMPLOYEE


                                           ___________________________________
                                           (Signature)


                                           ___________________________________
                                           (Please print your name exactly as
                                           you wish it to appear on any stock
                                           certificates issued to you upon
                                           exercise of the Option)

                           AMERICASDOCTOR.COM, INC.

                       Incentive Stock Option Agreement
                       --------------------------------


         INCENTIVE STOCK OPTION AGREEMENT, dated as of the date of the Option Certificate to which it is attached (this "Agreement"), between the person named in such Certificate ("Optionee") and AmericasDoctor.com, Inc., a Delaware corporation (the "Company").

                             W I T N E S S E T H:

         WHEREAS, Optionee is an officer or employee of the Company;

         WHEREAS, the execution of an incentive stock option agreement in the form hereof has been duly authorized by a resolution of the Board of Directors (the "Administrator") of the Company (the date of such authorization, the "Date of Grant") and incorporated herein by reference; and

         WHEREAS, the option granted hereunder is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:

         1.    Definitions. Capitalized terms used and not defined herein shall
               -----------
have the meanings given to them in the Company's Amended and Restated 1996 Employee Stock Option Plan (the "Plan"). For the purposes of this Agreement, the following additional terms have the following meanings:

               (a)  "Cause" means:

                    (i) the failure or refusal by Optionee to perform his or her duties to the Company, a Parent or Subsidiary; or

                    (ii) Optionee's willful disobedience of any orders or directives of the Board or any officers thereof acting under the authority thereof or Optionee's deliberate interference with the compliance by other employees of the Company, a Parent or Subsidiary with any such orders or directives; or

                    (iii) the failure or refusal of Optionee to abide by or comply with the written policies, standard procedures or regulations of the Company, a Parent or Subsidiary; or

                    (iv) any willful or continued act or course of conduct by Optionee that the Administrator in good faith determines might reasonably be expected to have a material detrimental effect on the Company, a Parent or Subsidiary or the business, operations, affairs or financial position thereof; or

                    (v) the committing by the Optionee of any fraud, theft, embezzlement or other dishonest act against the Company, a Parent or Subsidiary; or

                    (vi) the determination by the Administrator, in good faith and in the exercise of reasonable discretion, that Optionee is not competent to perform his duties of employment.

               (b) "Change in Control" means the occurrence of any of the following events:

                    (i) The execution by the Company of an agreement for the merger, consolidation or reorganization into or with another corporation or other legal person; provided, however, that no such merger, consolidation or reorganization shall constitute a Change in Control if as a result of such merger, consolidation or reorganization not less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of securities of the Company entitled to vote generally in the election of Directors ("Voting Stock") immediately prior to such transaction;

                    (ii) The execution by the Company of an agreement for the sale or other transfer of all or substantially all of its assets to another corporation or other legal person; provided, however, that no such sale or other transfer shall constitute a Change in Control if as a result of such sale or transfer not less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to such sale or transfer.

                    (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing or the Company is otherwise notified that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has or intends to become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding Voting Stock, including, without limitation, pursuant to a tender offer or exchange offer; provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company that is approved by the Incumbent Board (as defined below), (B) any acquisition by the Company or (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary;

                    (iv) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this subsection (iv) each Director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period shall be deemed to have been a Director of the Company at the beginning of such period; or

                    (v) except pursuant to a transaction described in the proviso to subsection (i) of this Section 1(b), the Company adopts a plan for the liquidation or dissolution of the Company.

               (c) "Disability" means, as of any date, becoming disabled within the meaning of such term in Section 422(e)(3) of the Code.

          2. Option. Pursuant to the Plan, the Company hereby grants to Optionee an option (the "Option") to purchase that number of shares (the "Option Shares") of the Company's Class A Common Stock, par value $.001 per share (the "Common Shares") at the price per share set forth in the Certificate (the "Exercise Price"), which is the Fair Market Value of the Common Shares (as determined by the Administrator) on the Date of Grant, and agrees to cause certificates for any Common Shares purchased hereunder to be delivered to Optionee upon payment in full of the Exercise Price, subject to the applicable terms and conditions of the Plan and the terms and conditions hereinafter set forth.

         3.    Vesting of Option Shares.
               ------------------------

               (a) Unless and until terminated as hereinafter provided, the Option shall become exercisable (in whole or in part) upon and after the dates set forth in the Certificate under the caption "Exercise Schedule" so long as Optionee has remained in the continuous employ of the Company, a Parent or a Subsidiary from the date hereof through such date. For the purposes of this Agreement, the continuous employment of Optionee with the Company, a Parent or a Subsidiary shall not be deemed to have been interrupted, and Optionee shall not be deemed to have ceased to be an employee of the Company, a Parent or a Subsidiary, by reason of (i) the transfer of Optionee's employment among the Company, a Parent and a Subsidiary or (ii) a leave of absence approved by the Administrator. To the extent that the Option shall have so become exercisable, it may be exercised in whole or in part from time to time.

               (b) In the event of any Change in Control, the Option shall become immediately fully exercisable to the extent of 100% of the Option Shares. Notwithstanding the foregoing, the exercisability of the Option shall not be so accelerated if and to the extent such Option, in connection with the Change in Control, remains outstanding, or is assumed by the surviving corporation (or parent thereof) or substituted with an award with substantially the same terms by the surviving corporation (or parent thereof).

               The determination of whether a substituted award has substantially the same terms as the Option shall be made by the Administrator, and its determination shall be final, binding and conclusive. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

               (c) Notwithstanding the provisions of Section 3(a) above, the Option shall become immediately exercisable to the extent of 100% of the Option Shares upon the death or Disability of Optionee.

          4.   Exercises.
               ---------

               (a)  This Option, to the extent exercisable as provided in
Section 3, may be exercised by Optionee by delivery to the Company of (i) an Exercise Notice in the form attached to this Agreement as Annex A, appropriately completed and duly executed and dated by Optionee, (ii) payment in full of the Exercise Price for the number of Option Shares which Optionee is purchasing hereunder and (iii) payment in full to the Company of any amounts required to be paid pursuant to Section 4(c) below.

               (b) The Exercise Price shall be payable (i) in cash or a cash equivalent, (ii) by transfer to the Company of Common Shares, which shall be valued at Fair Market Value on the date of exercise, that have been owned by Optionee for the requisite period necessary to avoid a charge to the Company's earnings, (iii) by cancellation of any indebtedness of the Company owed to Optionee or (iv) by a combination of any of the foregoing methods of payment. In addition, payment of the Exercise Price may be effected in whole or in part with monies received from the Company at the time of exercise as a compensatory cash payment or to the extent that the Exercise Price exceeds the par value of the Option Shares, with monies borrowed from the Company in accordance with Section
9.5 of the Plan. The requirement of payment in cash shall be deemed satisfied if Optionee shall have made arrangements satisfactory to the Company with a broker who is a member of the National Association of Securities Dealers, Inc. to sell on the date of exercise a sufficient number of the Common Shares being purchased so that the net proceeds of the sale transaction will at least equal the aggregate Exercise Price, plus interest at the applicable federal rate for the period from the date of exercise to the date of payment, and pursuant to which the broker undertakes to deliver the aggregate Exercise Price, plus such interest, to the Company not later than the date on which the sale transaction will settle in the ordinary course of business. If the Exercise Price is paid by transfer to the Company of Common Shares that were originally acquired by Optionee pursuant to the exercise of an Incentive Stock Option and that have not been owned by the Optionee for more than one year prior to the date of exercise and for more than two years from the date on which the option was granted, the Common Shares so transferred will not be treated for tax purposes as shares acquired pursuant to the exercise of an Incentive Stock Option. The Administrator may, in its sole and absolute discretion, refuse any tender of shares of Stock, in which case it shall promptly notify the Optionee and return to the Optionee any shares tendered.

               (c) If the Company is required to withhold any federal, state, local or foreign tax in connection with an exercise of the Option, it shall be a condition to the exercise that Optionee pay the tax or make provisions that are satisfactory to the Company for the payment thereof as set forth in Section 5 hereof.

               (d) Following the receipt by the Company of the Exercise Notice and payment referred to above and upon satisfaction of all conditions to the exercise of the Option, the Company will issue and deliver to Optionee a stock certificate or certificate(s) evidencing the Option Shares; provided, however, that the Company will not be obligated to issue a fraction or fractions of a Common Share and, in the discretion of the Administrator, may eliminate such fraction or fractions or may pay to Optionee, in cash or by check, the fair market value of any fraction or fractions of an Option Share, which fair market value shall be determined by the Administrator.

         5.    Disqualifying Disposition; Withholding.
               --------------------------------------

               (a) Optionee agrees that should he or she make a "disposition" (as defined in Section 424(c) of the Code) of all or any of the Option Shares within two years from the Date of Grant of the Option or within one year after the issuance of such Option Shares, including pursuant to Section 4(b) hereof, he or she shall immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Option Shares.

               (b) The Company shall be entitled to require as a condition of delivery of any Option Shares upon exercise of any Option that the Optionee agree to remit, at the time of such delivery or at such later date as the Company may determine, an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto, and Optionee agrees to take such other action required by the Company to satisfy such withholding requirements.

               (c) With the consent of the Administrator, and in accordance with any rules and procedures from time to time adopted by the Administrator, Optionee may elect to satisfy his or her obligations under Section 5(a) above by directing the Company to withhold a portion of Common Shares otherwise deliverable (a "Withholding Right") or tendering other shares of Stock which are already owned by Optionee which in all cases have a Fair Market Value on the Tax Date equal to the amount of taxes to be paid by such method.

               (d) To exercise a Withholding Right, the Optionee must follow the election procedures set forth below, together with such additional procedures and conditions set forth in this Option Agreement or otherwise adopted by the Administrator:

                    (i) the Optionee must deliver to the Company his or her written notice of election (the "Election") and specify whether all or a stated percentage of the applicable taxes will be paid in accordance with Section 5(b) above and whether the amount so paid shall be made in accordance with the "flat" withholding rates for supplemental wages or as determined in accordance with Optionee's Form W-4 (or comparable state or local form);

                    (ii) unless disapproved by the Administrator as provided in Subsection (iii) below, the Election once made will be irrevocable; and

                    (iii) no Election is valid unless the Administrator has the right and power, in its sole discretion, with or without cause or reason therefor, to consent to the Election, to refuse to consent to the Election, or to disapprove the Election; and if the Administrator has not consented to the Election on or prior to the Tax Date, the Election will be deemed approved.

         6.    Termination of Option. The Option shall terminate on the earliest
               ---------------------
of the following dates:

               (a) 90 days after the date on which Optionee ceases to be an officer or employee of the Company, a Parent or a Subsidiary unless he or she ceases to be such an officer or employee in a manner described in (b) or (c) below.

               (b) The date upon which Optionee's employment is terminated for Cause.

               (c) One year after the date on which Optionee's employment is terminated as a result of Optionee's death or Disability.

               (d)  Ten years from the Date of Grant.

In the event that Optionee commits an act that the Administrator determines to have been intentionally committed and materially inimical to the interests of the Company, a Parent or any Subsidiary, the Option shall terminate as of the time of the commission of that act, notwithstanding any other provision of this Agreement.

          7.   No Transfer of Option. The Option may not be transferred except
               ---------------------
by will or the laws of descent and distribution and may not be exercised during the lifetime of Optionee except by Optionee or Optionee's guardian or legal representative acting on behalf of Optionee in a fiduciary capacity under state law and court supervision.

          8.   Limitations on Exercise of Option. Notwithstanding any other
               ---------------------------------
provision of this Agreement, no shares of Stock shall be purchased or sold hereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Optionee shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Board or Committee may require.

          9.   Adjustments.
               -----------

               (a) The Administrator may make or provide for such adjustments in the number and kind of Option Shares (including shares of another issuer) and in the Exercise Price, as the Administrator may in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of Optionee that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.

               (b) In the event of any such transaction or event, the Administrator may provide in substitution for the Option such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of the Option.

          10.  No Right to Continue as an Officer or Employee. No provision of
               ----------------------------------------------
this Agreement shall confer upon Optionee any right to continue to be engaged as an officer or employee of the Company, a Parent or any Subsidiary or limit in any way whatsoever any right that the Company, a Parent or any Subsidiary may have to terminate such service or employment of Optionee at any time.

          11.  No Rights as a Stockholder. The holder of this Option shall not
               --------------------------
be, nor have any of the rights or privileges of, a holder of Common Shares in respect of any Option Shares unless and until certificates representing such shares have been issued by the Company to such holder.

          12.  Limitation on Incentive Stock Options. Notwithstanding the intent
               -------------------------------------
that the Option be an Incentive Stock Option, the Option will be treated as a nonqualified stock option to the extent that the Fair Market Value of the shares of Stock (determined as of the Date of Grant) with respect to which any Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all of the Company's plans, including the Plan, and those of a Parent or any Subsidiary) exceed $100,000. Under the Plan, the Administrator has the right to accelerate or otherwise alter the time of vesting of any Options granted as Incentive Stock Options, even if as a result thereof, some of such Options cease being Incentive Stock Options. This rule shall be applied by taking any Options into account in the order in which they were granted.

          13.  Required Holding Period. Notwithstanding the provisions of
               -----------------------
Section 3(b), to the extent necessary for the Option, its exercise or the sale of Option Shares acquired thereunder to be exempt from Section 16(b) of the Exchange Act, (a) such Option shall be held at least six months following the Date of Grant, or (b) at least six months shall elapse from the Date of Grant to the date of disposition of the Option Shares acquired upon exercise of the Option.

          14.  Lock-up. In order to facilitate a public offering of the
               -------
Company's securities pursuant to a registration statement becoming effective under the Securities Act of 1933, as amended or any successor thereto or any similar rule or law (collectively for purposes of this Section 14, the "Act"), Optionee, on behalf of Optionee and any subsequent holder (collectively for purposes of this Section 14, "Optionee") of any securities of the Company now owned or hereafter acquired either directly or indirectly by Optionee, agrees not to offer, sell or contract to sell, grant an option to purchase or otherwise dispose of (other than to donees who agree to be bound by the terms of this Section 14), directly or indirectly, or announce an offering, sale or contract of sale of, any shares of Class A Common Stock or any other equity security of the Company (collectively, "Securities") owned by Optionee either directly or indirectly, or any securities convertible, exchangeable or exercisable for shares of any such Securities (such other securities being hereinafter referred to as "Rights") for a period of 180 days following the effective date of a registration statement of the Company filed under the Act or any other underwritten sale of Securities by the Company. Optionee also agrees not to transfer any Securities or Rights owned by Optionee, either directly or indirectly, to any transferee who does not agree to be bound by the terms of this Section 14. Optionee agrees that the Company may assign all or any part of its rights under this Section 14 to any underwriter in connection with a sale by the Company of its Securities to or through such underwriter. Optionee further understands that the terms of this Section 14 will terminate following expiration of the 180-day period following the effective date of a registration statement filed under the Act (other than on Form S-4, Form S-8 or any successor thereto) or any other underwritten sale by the Company of the Company's equity securities.

          15.  Severability. In the event that one or more of the provisions of
               ------------
this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

          16.  Governing Law. This Agreement is made under, and shall be
               -------------
construed in accordance with, the laws of the State of Illinois without regard to the choice of law provisions thereof.


                 [Remainder of page intentionally left blank]

     This Agreement is executed by the Company as of the date first written above.

                                             AMERICASDOCTOR.COM, INC.



                                             By
                                               -------------------------------
                                                 David R. Adamoli
                                                 Chief Financial Officer


     The undersigned Optionee hereby acknowledges receipt of an executed original of this Incentive Stock Option Agreement and the Plan and accepts the Option subject to the applicable terms and conditions of the Plan and the terms and conditions hereinabove set forth.

     The Optionee acknowledges that he or she has been advised that the shares of Stock covered by this Agreement have not been registered under the Securities Act of 1933, as amended (the "Act"), and agrees that he or she will not make any disposition of such shares unless either (a) such shares have been registered under said Act or (b) an exemption from the registration provisions of said Act is applicable to the Optionee's proposed disposition of such shares. The Optionee understands that the certificates for such shares may bear a legend substantially as follows:

     "The shares evidenced by this Certificate have not been registered under the Securities Act of 1933. Such shares may not be sold or otherwise transferred until the same have been registered under said Act or until the Company shall have received an opinion of legal counsel or a copy of a letter from the staff of the Division of Corporation Finance of the Securities and Exchange Commission, in either case satisfactory to the Company, that such shares may legally be sold or otherwise transferred without such registration."

                                       _______________________________________
                                                      Optionee

                                       Name:__________________________________

                                   EXHIBIT A
                                      to
                       Incentive Stock Option Agreement
                       --------------------------------


                            Form of Exercise Notice
                            -----------------------

          Pursuant to the enclosed Incentive Stock Option Agreement between the undersigned and AmericasDoctor.com, Inc., a Delaware corporation (the "Company"), the undersigned hereby elects to exercise his/her option as follows:

          (a)    Number of shares purchased:
                                            _________________

          (b)    Total purchase price ((a) x Exercise Price):  $
                                                                ______

          Please issue a single certificate for the shares being purchased in the name of the undersigned. The registered address on such certificate should be:

                     _____________________________________.

                     _____________________________________.

The undersigned's social security number is:______________.

Date:
     _____________________               _____________________________________
                                                        Optionee